Consent of China Shaanxi Province Land and Fertilizer Working Station

We consent to the reference to our entity name and to the use of the information in our field trial report dated April 23, 2007 as the base for the productivity estimates by the management of Shaanxi Xin Sheng Centennial Agricultural and Technology Co., Ltd. included in the amended registration statement on Form S-1 of China Agri-Business, Inc.

Yours very truly,

Shaanxi Province Land and Fertilizer Working Station, Shaanxi, China

By:	/s/ Shi, Wenke

Date: March 24, 2009